Exhibit 99.1

PRESS RELEASE

GEORGE TOWN, Cayman Islands- (BUSINESS WIRE)--Aries I Acquisition Corporation (Nasdaq: RAM) ("Aries" or the "Company") announced the appointment of Mr. Andrew Lester to the Board of Directors, and the appointment of Mr. Chris Perry to serve as an advisor to the Board .

Andrew Lester, Director

Mr. Lester has over 40 years of experience building and managing businesses. He, along with his brother Mitchell, built a 10-person team at Donaldson, Lufkin & Jenrette (“DLJ”) that specialized in providing research coverage to hedge funds, family offices, and managing retail capital for 17 years. After DLJ was sold to Credit Suisse, the Lester Brothers’ team moved to ABN-AMRO where Andy was Managing Director and Co-Head of Hedge Fund Sales and Research.

Subsequently, Andy was COO of Sigma Capital, a division of SAC Capital Advisors, and later a Portfolio Manager at the firm responsible for investing in syndicate deals globally. Andy has also served as COO of Convector Capital, was the co-founder of two hedge funds, and was Co-Head of Origination & Investments at ShareNett, a multi-family office investment platform.

He earned a B.S. in Accounting from Brooklyn College, a M.B.A. from the State University of New York at Albany and is a Certified Public Accountant in the State of New York.

Chris Perry, Advisor

Mr. Perry is a highly experienced CEO, digital entrepreneur and digital marketer. Currently, he is Co-Founder of Machine Capital, an investment and incubation company focused on building the leading quantum and artificial intelligence ventures that apply advanced technologies to solve previously intractable human and business challenges.

Mr. Perry founded one of the first UK digital marketing agencies in 1996 and built it into one of the largest UK specialists, which was later acquired by Razorfish. When Razorfish was ultimately sold to Microsoft, Mr. Perry was retained by Microsoft to lead the enterprise sales team across their key clients.

Subsequently, Mr. Perry created one of the first joint venture startups with WPP and Fabric, which built digital marketing automation platforms and data unification capabilities for WPP’s top ten clients. He also led the UK office of Wunderman. He is also an active investor and advisor to both early and growth-stage companies in the data-centric/AI/ Machine Learning sectors.

Aries Founder and Chairman Thane Ritchie commented: “We have assembled a phenomenal team that combines deep understanding of the complex, interconnecting, and overlapping dynamics of emerging technologies with exceptional expertise in the financial markets. We are thrilled to have the benefit of Andy’ and Chris’s insight and advice as we continue our search for exceptional investment opportunities that are well positioned for outsized growth and sustainable profits.”

About Aries I Acquisition Corporation

Aries I Acquisition Corporation was founded by its Chairman, Thane Ritchie. The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry or geographic region, the Company intends to focus its initial business combination search on the following industry segments: aerospace, satellites, and space exploration; quantum computing and chemistry; artificial intelligence and machine learning; cybersecurity; and blockchain and digital currencies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC, which is available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Sam Collins

Aries I Acquisition Corporation

scollins@ariescorp.io

(647) 964-9643